Exhibit 10.1

Vishay Intertechnology, Inc.
Executive Officer Restricted Stock Unit Agreement

THIS AGREEMENT, made as of the Grant Date, between Vishay Intertechnology, Inc. (the “Company”) and the Participant named on the attached Grant Schedule.

RECITALS

The Company has adopted and maintains the Vishay Intertechnology, Inc. 2007 Stock Incentive Program, as amended and restated, (the “Program”) to enhance the long-term performance of the Company and to provide selected individuals with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.

The Program provides that the Compensation Committee (the “Committee”) of the Company’s Board of Directors shall administer the Program, including the authority to determine the persons to whom awards will be granted and the amount and type of such awards.

The Committee has determined that the purposes of the Program would be furthered by granting the Participant Restricted Stock Units as set forth in this Agreement.

The parties therefore agree as follows:

1. Grant Schedule.  Certain terms of the grant of Restricted Stock Units are set forth on the Grant Schedule that is attached to, and is a part of, this Agreement.

2.  Grant of Restricted Stock Units.  Pursuant to and subject to the terms and conditions set forth herein and in the Program, the Committee hereby grants to the Participant the number of Restricted Stock Units set forth on the Grant Schedule, a portion of which are subject to service-based vesting (the “Time-Based RSUs”), and a portion of which are subject to performance and service-based vesting (the “Performance-Based RSUs”).

3.  Grant Date.  The Grant Date of these Restricted Stock Units is set forth on the Grant Schedule.

4.  Incorporation of Program.  All terms, conditions and restrictions of the Program are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Program and this Agreement or any applicable employment agreement, the terms and conditions of the employment agreement will govern over those of the Program or this Agreement, and the terms and conditions of this Agreement will govern over those of the Program.  Except as otherwise provided herein, including the Grant Schedule, all capitalized terms used herein will have the meaning given to such terms in the Program.

5.  Performance Criteria.  The number of Performance-Based RSUs that vest hereunder (if any) will depend on the level of achievement of the performance goals set forth on the Grant Schedule and may vary between zero and 200% of the target number of Performance-Based RSUs.

6. Vesting.   The vesting conditions for these Restricted Stock Units are set forth in Section 2 of the Grant Schedule.

7.  Transferability.  The Restricted Stock Units are not transferable or assignable otherwise than by will or by the laws of descent and distribution.  Any attempt to transfer Restricted Stock Units, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in or with respect to such Restricted Stock Units.

8. Termination of Employment.  Upon the Participant’s Termination of Employment, all then unvested Restricted Stock Units will be forfeited, unless otherwise provided in the Participant’s employment agreement.

9. Designation of Beneficiary.  The Participant has the right to designate in writing from time to time a beneficiary or beneficiaries for any Award by filing a written notice of such designation with the Committee.  If the Participant’s beneficiary predeceases the Participant and no successor beneficiary is designated, or if no valid designation has been made, the Participant's beneficiary will be the Participant’s estate.  In such an event, no payment will be made unless the Committee will have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

10. Issuance of Shares.

(a) With respect to the Time-Based RSUs: the Company will issue to the Participant one Share with respect to each vested Time-Based RSU (taking into account any acceleration of vesting contemplated by the Participant’s employment agreement or otherwise) within 60 days following the earlier of (i) the Scheduled Vesting Date originally applicable to such Time-Based RSU (as set forth in the Grant Schedule), or (ii) the Participant’s separation from service (within the meaning of Treas. Reg. § 1.409A-1(h) or any successor regulation).

(b) With respect to the Performance-Based RSUs: within 60 days following the end of the Performance Period (as defined in the Grant Schedule), the Company shall issue to the Participant a number of Shares equal to the number of Performance-Based RSUs that have vested as of such date, as determined in accordance with Section 2(b) of the Grant Schedule.  Any such Performance-Based RSUs that have not vested as of the end of the Performance Period will be forfeited as of that time.

(c) This Award is subject to tax withholding in accordance with applicable law and Section 18 of the Program (and for this purpose, share withholding is authorized in the manner therein described).

(d)  The Participant will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of Restricted Stock Units, until shares of Common Stock are issued in settlement of such Restricted Stock Units pursuant to Section 10 hereof.  Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Participant will have all of the rights of a stockholder.

(e)  Notwithstanding any otherwise applicable provision of this Agreement, to the extent compliance with the requirements of Treasury Regulation § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code to the issuance of shares to the Participant, then any issuance of shares to the Participant that would otherwise be made upon the Participant’s separation from service will be deferred and delivered to the Participant immediately after the six-month period following that separation from service.

11.  Company Policies.  In consideration for the grant of this award of Restricted Stock Units, the Participant agrees to be subject to any policies of the Company and its affiliates regarding clawbacks, securities trading and hedging or pledging of securities that may be in effect from time to time, to the extent such policies are or become applicable to the Participant.

12.  Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Program or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued any shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding or stop order, as the Committee, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

13.  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.

14. Right of Discharge Preserved.  Nothing in this Agreement confers upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

15. Integration.  The Program, this Agreement, including the Grant Schedule, and any applicable employment agreement contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  Any applicable employment agreement and this Agreement, including, without limitation, the Program, supersede all prior agreements and understandings between the parties with respect to its subject matter.

16. Counterparts.  This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which constitute one and the same instrument.

17.  Governing Law.  This Agreement is governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

18.  Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Program and has carefully read and understands this Agreement and the Program.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Program, this Agreement and the Restricted Stock Units are final and conclusive.

IN WITNESS WHEREOF, the parties have each executed this Agreement on the date indicated below, respectively.

VISHAY INTERTECHNOLOGY, INC.

By: ______________________________
Name:  ___________________________
Title: _____________________________
Date: _____________________________

PARTICIPANT

By: ______________________________
Date: _____________________________

Grant Schedule

Participant’s name: [______]

Grant Date: [______]

1.	Number of Units:

Number of Time-Based RSUs	[______]
Target Number of Performance-Based RSUs	[______]

2.	Vesting:

Time-Based RSUs.  Subject to the Participant’s continuous service with the Company through the applicable vesting date, [______] of the Time-Based RSUs will vest on [               ] (each, a “Scheduled Vesting Date”).

(a)
Performance Based RSUs.  The vesting of the Performance-Based RSUs will be determined based on the Company’s total shareholder return (“TSR”) relative to the total shareholder return of the S&P Midcap 400 Index, in each case for the three-year period commencing on [______] and ending on [______] (or, if applicable under Section 2(c) below, ending on the date of a Change in Control) (the “Performance Period”).

(i)
A number of Performance-Based RSUs determined in accordance with the table below will vest and become non-forfeitable on the last day of the Performance Period; provided that, unless otherwise provided in the Participant’s employment agreement, the vesting of any Performance-Based RSUs will also require the Participant’s continuous service with the Company through the last day of the Performance Period:

Performance Level	Company TSR for the Performance Period	% of the Target Number of Performance-Based RSUs Vesting
Below Threshold	[______]	[______]
Threshold	[______]	[______]
Target	[______]	[______]
Stretch	[______]	[______]
Maximum	[______]	[______]
(ii)
If the Company’s TSR for the Performance Period is above the Threshold and below the Maximum performance level, but is not precisely equal to a performance level shown in the table above, the number of Performance-Based RSUs that vest will be determined based upon linear interpolation between the next higher and lower performance levels shown in the table above.  Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is a negative number, the number of Performance-Based RSUs vesting will not exceed the target number of Performance-Based RSUs.

(iii)
For purposes of this Agreement, in calculating the TSR for both the Company and the S&P Midcap 400 Index (i) dividends will be deemed reinvested, (ii) the opening values will be determined based on the average of the closing prices for the twenty trading days immediately preceding the Performance Period, and (iii) the ending values will be determined based on the average of the closing prices for the last twenty trading days of the Performance Period.

(iv)
All determinations relevant to the administration of this Award (including, without limitation, the calculation of TSR and the number of Performance-Based RSUs vesting) will be made by the Committee, whose determinations will be final and binding on all parties.

(b)
Change in Control.  If a Change in Control occurs during both the Participant’s service with the Company and before the last Scheduled Vesting Date, [then to the extent the Award is not assumed or continued by the surviving company,][1] the otherwise unvested portion of the Time-Based RSUs will then vest.  If a Change in Control occurs during both the Participant’s service and before [______], [then to the extent the Award is not assumed or continued by the surviving company,][2] the Performance-Based RSUs will then vest at the Target performance level, or if greater, at the level determined based on the TSR of the Company and the S&P Midcap 400 Index as of the date of such Change in Control.  For avoidance of doubt, absent a termination of this arrangement in accordance with Section 3(c) below, the occurrence of a Change in Control will not alter the time that Shares are issued in settlement of Time-Based RSUs (which time is stated in Section 10(a) of the Agreement).

(c)
Service with the Company. Solely for purposes of this Agreement, service with the Company will be deemed to include service with a Subsidiary (provided that for this purpose, status as a Subsidiary will be determined as of each date this clause is applied, not only at the time of the granting of this Award).

3.	Section 409A:

(a)
The Time-Based RSUs are intended to be compliant with the requirements of Section 409A of the Code and should be interpreted accordingly.  The Performance-Based RSUs are intended to be exempt from the requirements of Section 409A of the Code and should be interpreted accordingly.  Nonetheless, the Company makes no guarantee regarding the tax treatment of this Award.

(b)
Notwithstanding any other provision of this Award, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii), Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other applicable law.

(c)
The Company may unilaterally accelerate payment hereunder in connection with a termination of this arrangement conducted in a manner intended to be consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), to the extent applicable.

(d)
To the extent any payment under this Award is conditioned on the effectiveness of a release of claims and the period afforded to consider the release spans two calendar years, payment will be made in the second calendar year.

4.
HSR Compliance: Notwithstanding any contrary provision of this Agreement: No shares will be delivered in respect of Restricted Stock Units subject to this Agreement unless and until the Participant has complied with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the delivery of those shares.  If the delivery of shares pursuant to this Agreement is delayed pursuant to the preceding sentence, the delivery shall occur on the first day that the Participant has complied with all applicable provisions of the HSR Act; provided that if the Participant has not complied with all applicable provisions of the HSR Act by the last day of the calendar year in which such shares are otherwise deliverable, such shares and all rights of the Participant under this Agreement will then be forfeited.

1 Included in award agreements for Messrs. Smejkal, Webster, Shoshani, Randebrock and Henrici, and Ms. Lipcaman
2 Included in award agreements for Messrs. Smejkal, Webster, Shoshani, Randebrock and Henrici, and Ms. Lipcaman